Exhibit 23.6

CONSENT OF W. Y. CAMPBELL & COMPANY

We hereby consent to the use of our opinion letter dated August 21, 2000, to the Board of Directors of Chemical Financial Corporation, included as Appendix D to the Proxy Statement/Prospectus of Chemical Financial Corporation, which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Chemical Financial Corporation and Shoreline Financial Corporation and to the references to such opinion therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

W. Y. CAMPBELL & COMPANY
By: /s/William F. McKinley
William F. McKinley Managing Director